EXHIBIT 10.06

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. NEITHER THIS WARRANT NOR ANY INTEREST IN THIS WARRANT MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

                               WARRANT CERTIFICATE
                             (Board Warrant - Payne)

                       To Purchase Shares of Common Stock
                                       of
                     Mortgage Assistance Center Corporation


         THIS IS TO CERTIFY THAT, for value received, William G. Payne, resident of the State of Texas, and his successors and assigns (the "Holder"), is entitled, subject to the terms and conditions set forth in this Warrant Certificate (this "Warrant"), to purchase from Mortgage Assistance Center Corporation, a Florida corporation (the "Company"), at any time during the period commencing on the date of this Warrant and ending on 5:00 p.m. Dallas, Texas time on November 30, 2016 (the "Expiration Date"), 75,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), subject to adjustment as set forth in this Warrant (the "Warrant Shares"), at an initial purchase price equal to $0.39 per share of Common Stock, subject to adjustment as set forth in this Warrant (the "Exercise Price"). This is one of a series of Warrants issued to certain members of the Board of Directors of the Company (the "Board Warrants") pursuant to the terms of that certain Series A Preferred Stock and Common Stock Warrant Purchase Agreement, dated November 30, 2006, by and among the Company and the other parties thereto.

                                    ARTICLE I
                               EXERCISE OF WARRANT
                               -------------------

         1.01 Method of Exercise. Subject to the provisions of this Warrant, the Holder may exercise this Warrant in whole or in part at any time and from time to time on and after the issuance hereof upon surrender of the Warrant, together with delivery of the duly executed Subscription Notice form attached hereto (the "Subscription Notice") (which may be by fax), to the Company at the Warrant Office (as defined in Section 2.01) during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company of the Exercise Price for the Warrant Shares specified in the Subscription Notice. The Warrant Shares so purchased shall be deemed to be issued to the Holder or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which the completed Subscription Notice shall have been delivered to the Company (or such later date as may be specified in the Subscription Notice) (provided that the Exercise Price is paid within five (5) trading days thereafter as a condition subsequent to such Warrant Shares being deemed issued on such date). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares


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

specified in the Subscription Notice, shall be delivered to the Holder within a reasonable time, not exceeding five (5) trading days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the percentage of shares with respect to which this Warrant shall not then have been exercised.

         1.02 Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but in lieu of any such fractional share, the Company shall make a cash payment for such fractional share, equal to the fair market value of such fractional share (i.e., a proportionate amount of the fair market value of a share as determined in Section 1.03), less the Exercise Price.

         1.03 Payment of Exercise Price. Upon exercise of this Warrant, the Exercise Price then in effect shall be payable, at the Holder's election, by tender to the Company of payment in (i) cash, bank check or wire transfer of good funds, or (ii) shares of capital stock of the Company as provided in
Section 1.04.

         1.04 Cashless Exercise. Notwithstanding anything to the contrary contained in Section 1.03, the Holder shall have the right to pay the aggregate Exercise Price by "Cashless Exercise". To effect a Cashless Exercise, the Holder shall submit to the Company on the Subscription Notice written notice of the Holder's intention to do so, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Fair Market Value per share of the Common Stock and the applicable Exercise Price, and the denominator of which shall be the then current Fair Market Value per share of the Common Stock. For this purpose, the "Fair Market Value" of the Common Stock shall be the average of the closing sale prices of the Common Stock as reported by the Principal Market for the ten (10) trailing average price of the Company's Common Stock for the period immediately preceding the Exercise Date. To the extent there is no active public market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Board of the Directors of the Company.

         1.05. Exercise Price. The Exercise Price, subject to Section 1.04 and adjustment as provided in Article III, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

         1.06 Expenses. The Company shall pay all expenses and all documentary, stamp, transfer or other transactional taxes (other than transfer or income taxes incurred by the Holder) and other charges payable in connection with the preparation, issuance and delivery of the Warrant and the related Warrant Shares and any transfer of the Warrant pursuant to Article II; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued. The Holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

                                   ARTICLE II
                            WARRANT OFFICE; TRANSFER
                            ------------------------

         2.01 Warrant Office; Records. The Company shall maintain an office for certain purposes specified in this Warrant (the "Warrant Office"), which office shall initially be the Company's office address set forth in Section 5.05 of this Warrant and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder of this Warrant. The Company shall maintain at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the Holder of this Warrant and his transferees and assigns. A copy of this Warrant shall be filed in the Warrant Office among the records of the Company.

         2.02 Transferability. This Warrant may not be transferred or assigned in whole or part without compliance with the Securities Act of 1933, as amended, and all applicable federal and state securities laws by the transferor and the transferee to the satisfaction of the Company and its counsel. Subject to the foregoing sentence, this Warrant is transferable by the initial Holder and each other individual, corporation, partnership, limited liability company or other organization or entity ("Person") who becomes the Holder of this Warrant. Title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached to this Warrant) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Company, from time to time, shall register the transfer of this Warrant in its register at the Warrant Office, upon delivery of this Warrant, appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. Any transferee of this Warrant shall agree to be bound by the terms of the Stockholders Agreement (as defined below).

                                   ARTICLE III
                                   ADJUSTMENTS
                                   -----------

         3.01 Exercise of Warrant. This Warrant shall be exercisable, at the option of the Holder, upon payment to the Company of the applicable Exercise Price for such number of Warrant Shares as indicated in the Subscription Notice; provided, however, that the number of Warrant Shares for which this Warrant is exercisable, and the Exercise Price for the Warrant Shares, shall be adjusted from time to time as provided in Section 1.01 or this Article III. Whenever the Warrant Shares or Exercise Price shall be adjusted as provided in Section 1.01 or this Article III, the Company shall file at the Warrant Office, a statement showing in detail the facts requiring such adjustment, the date of the adjustment, and the new number of Warrant Shares issuable or the new Exercise Price in effect after such adjustment, signed by an officer of the Company. The Company shall also cause a copy of such statement to be given to the Holder pursuant to Section 3.04.

         3.02 Adjustments. Subject to and pursuant to the provisions of this
Article III, the Exercise Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                  (a) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (b) For purposes of this Section, if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used. An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                  (c) If, as a result of an adjustment made pursuant to this
         Section 3.02, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.


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

                  (d) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Exercise Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

         3.03 Adjustments for Additional Issuances. If after the date of this Warrant, the Company issues additional shares of Common Stock or any other class or series of capital stock or any warrants, options or other rights convertible into or exercisable for Common Stock or other class or series of capital stock of the Company, other than (i) 834,800 shares of Common Stock issued or reserved for issuance to the Company's directors, officers, key employees, and consultants in accordance with the Company's 2006 Equity Incentive Plan (the "Plan"), or upon exercise of options that have been granted to such parties under the Plan, in each case as of the date hereof (with any shares or options issued under the Plan after the date hereof being fully subject to this Section 3.03), (ii) shares of capital stock issued or issuable pursuant to the acquisition of another corporation or business entity by the Company by merger, purchase of substantially all of the assets, or other reorganization, or to a joint venture agreement, provided that such issuances are approved by the Board (as defined below), (iii) shares of capital stock issued or issuable to banks, equipment lessors, or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board, (iv) shares of capital stock issued or issuable to suppliers of goods or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, (v) shares of capital stock issued pursuant to stock splits, stock dividends, recapitalization, or other similar reclassification for which a proportional adjustment has been made, (vi) shares of capital stock issued pursuant to a public offering of Common Stock or other securities of the Company pursuant to an underwritten offering made in accordance with the Securities Act, (vii) shares of capital stock issued pursuant to any warrant or other convertible securities outstanding as of November 30, 2006, or (viii) shares of capital stock issued or issuable for which an appropriate adjustment has been made under Section 3.02, without consideration or for a consideration per share (the "Offering Price") less than $0.39 (the "Valuation Price") (the "Additional Shares"), then the number of Warrant Shares purchasable under this Warrant will be increased, concurrently with the issuance of the Additional Shares, to a number (calculated to the nearest share) determined by multiplying the Warrant Shares by a fraction, (A) the numerator of which will be the Valuation Price, and (B) the denominator of which will be the Offering Price.

         3.04 Written Notice. On the occurrence of an event requiring an adjustment of the Exercise Price or the number of Warrant Shares pursuant to
Section 3.02, the Company shall promptly give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities purchasable under this Warrant resulting from the event, and setting forth the method of calculation. When appropriate, at the Company's option such notice may be given in advance. The Board of Directors of the Company (including the Series A Directors (as defined in the Articles of Incorporation) (the "Board"), acting in good faith, shall determine the calculation. The Holder may challenge the calculations by giving the Company written notice, specifically stating his objections to such calculations, within ninety (90) days after Holder's receipt of such notice from the Company.

                                   ARTICLE IV
                            COVENANTS OF THE COMPANY
                            ------------------------

         The Company will not, by amendment of its Articles of Incorporation, as amended (collectively, the "Articles of Incorporation") or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company:

                  (a) covenants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full (without regard to any restrictions on beneficial ownership contained herein), and the transfer agent for the Common Stock, including every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid ("Transfer Agent"), shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose;

                  (b) agrees that all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

         5.01 Entire Agreement. This Warrant contains the entire agreement between the Holder and the Company with respect to the Warrant Shares purchasable upon exercise of this Warrant and the related transactions and supersedes all prior arrangements or understandings with respect to the transactions contemplated by this Warrant.

         5.02 Governing Law. This Warrant shall be interpreted, construed and governed by the laws of the State of Texas, without regard to its conflict of laws provisions. Venue for any interpretation, enforcement or dispute regarding this Warrant shall be exclusively in the federal and state courts located in Dallas County, Texas.

         5.03 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits of such term or provision, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder of this Warrant and the

Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing; provided, however, that no such amendment or waiver shall amend or modify any individual Board Warrant without so amending or modifying all Board Warrants in the same manner. No course of dealing between the Holder and the Company or any failure or delay on the part of the Holder in exercising any rights or remedies under this Warrant shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies under this Warrant shall operate as a waiver or preclude the exercise of any other rights or remedies under this Warrant, and a waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

         5.04 Severability. Any provision contained in this Warrant which is prohibited or unenforceable by law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions contained in this Warrant.

         5.05 Notices. Any notices or communications under this Agreement shall be given by any of the following means: (i) registered, certified or first class mail; (ii) hand delivery, with confirmed receipt of delivery; (iii) facsimile, with confirmed receipt of transmission, or (iv) nationally recognized overnight delivery service with confirmed receipt of delivery. Notice shall be deemed to have been given (i) on the third day following deposit in the United States mail, if mailed; or (ii) when delivered, if delivered by hand delivery, facsimile, or nationally recognized delivery service. Such notice or communication shall be given to the Company and the Holder at the address listed below:

         If to the Company:         Mortgage Assistance Center Corporation
                                    2614 Main Street
                                    Dallas, Texas  75226
                                    Attention: Chief Executive Officer
                                    Facsimile:

         If to the Holder: William G. Payne
                                    100 Crescent Court, Suite 200
                                    Dallas, Texas  75201


Any party may, by written notice to the other party, change the representative or the address to which such notices and communications are to be sent.

         5.06 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote (though this Warrant does not limit rights granted under that certain Stockholders Agreement dated November 30, 2006 (the "Stockholders Agreement") governing stock and securities of the Company), consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration in this Warrant of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         5.07 Replacement of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an agreement of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in the name of the Holder, in lieu of such lost, stolen, destroyed or mutilated Warrant. This Warrant shall be promptly canceled by the Company upon the surrender of this Warrant in connection with any exchange or replacement.

         5.08 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation of this Warrant.

         5.09 Identity of Transfer Agent. The initial Transfer Agent for the Common Stock is:

                  American Stock Transfer & Trust Company
                  59 Maiden Lane, Plaza Level
                  New York, NY 10038

Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Holder a statement setting forth the name and address of such transfer agent.

         5.10 Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Investors' Rights Agreement dated November 30, 2006.

         5.11 Absolute Obligation to Issue Warrant Shares. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  [Remainder of page intentionally left blank]


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

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of this _________ day of November, 2006.


                                            MORTGAGE ASSISTANCE CENTER
                                            CORPORATION, a Florida corporation


                                            By:
                                                       -------------------------
                                            Name:
                                                       -------------------------
                                            Its:
                                                       -------------------------

                               SUBSCRIPTION NOTICE
                               -------------------



         The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, ______________ shares of the Common Stock covered by said Warrant and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, , and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date, in the name of the undersigned, for the balance of the shares issuable thereunder be delivered to the undersigned.





                                          Dated:                          , 20
                                                --------------------------    --

                                   ASSIGNMENT



         For value received,______________________________, sells, assigns and transfers unto ____________________________the attached Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's duly appointed attorney-in-fact, to transfer said Warrant on the books of the Company, with full power of substitution.





                                          Dated:                          , 20
                                                --------------------------    --